LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING PURPOSES

 Know all by these presents, that the undersigned hereby

 makes, constitutes and appoints Elizabeth Czerepak and Ori

Solomon, each acting individually, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as

hereinafter described on behalf of and in the name, place and stead of the undersigned to:

 (1) execute for, and on behalf of, the undersigned, in

the undersigned's capacity as an officer, director and/or 10%

beneficial owner of Altimmune, Inc. (the "Company"), Forms

3, 4, and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

 (2) seek or obtain, as the undersigned's representative

and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers,

employee benefit plan administrators and trustees, and the

undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

 (3) do and perform any and all acts for and on behalf of

the undersigned that may be necessary or desirable to prepare,

complete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securities and Exchange Commission

(the "Commission"), the NASDAQ and any stock exchange or similar authority as considered necessary or advisable under Section 16(a)

of the Exchange Act (including, without limitation, executing and delivering a Form ID to the Commission to obtain EDGAR filing codes); and

 (4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

 The undersigned hereby gives and grants to each such

attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

 The undersigned hereby acknowledges that (a) the foregoing

attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the

Company nor any attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the

Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the

Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the

undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange

Act.

 This Limited Power of Attorney shall remain in full force

and effect until the undersigned is no longer required to file Forms

3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 6th day of June, 2017.

/s/ Derace L. Schaffer, M.D.

Derace L. Schaffer, M.D.